Air T, Inc. Reports First Quarter Fiscal 2027 Results

CHARLOTTE, NC, August 14, 2026— Air T, Inc. (NASDAQ: AIRT) is an industrious American company with a portfolio of businesses, each of which is independent yet interrelated. We seek dynamic individuals and teams to operate companies with processes and insights that drive increasing value over time. We believe we can invest corporate resources to help activate growth and overcome challenges.

Our core segments are regional airline; overnight air cargo; commercial aircraft, engines and parts; ground support equipment; digital solutions; and aviation leasing and asset management.

Today, Air T announced results for the fiscal first quarter ended June 30, 2026:

•Revenues totaled $115.5 million for the quarter ended June 30, 2026, an increase of $44.6 million, or 63% from the prior year comparable quarter. Revenues for the quarter ended June 30, 2026 included $55.9 million related to our acquisition of Regional Express Holdings Pty Ltd (“Rex”) completed on December 18, 2025.
•Operating loss was $12.8 million for the quarter ended June 30, 2026, compared to the prior year’s comparable quarter’s operating income of $0.8 million.
•Loss before income taxes was $15.0 million for the quarter ended June 30, 2026, compared to $0.8 million in the prior year’s comparable quarter.
•Adjusted EBITDA* was $0.8 million for the quarter ended June 30, 2026, compared to $1.5 million in the prior year’s comparable quarter.
•The investment balance for the Company’s equity method investees was $27.9 million at June 30, 2026, compared to $19.9 million at June 30, 2025.
•Net loss per share was $5.86 for the quarter ended June 30, 2026, compared to net loss per share of $0.61 in the prior year’s comparable quarter.

*Adjusted EBITDA is a non-GAAP financial measure; see below for further explanation and a reconciliation to the most directly comparable GAAP measure.

Company Chairman and CEO Nick Swenson commented:

“Air T management is pleased by what we believe to be steady value creation across many of our businesses in the first quarter of fiscal 2027. Quarterly lumpiness in seasonal and transaction-based businesses like Global Ground Support and Contrail make comparable period analysis difficult and sometimes unproductive. We encourage shareholders to work with various analytical tools and frameworks when assessing any single quarter at Air T. And we are committed to being helpful to shareholders who want to reach out directly through our Slido portal.”

“Our team of teams is busy. The integrations of Arena into Crestone, and Rex into Air T, continue with intensity. A lot of progress has been made. Much more can be achieved. These significant transactions benefit from strong leadership teams that have been highly focused.”

“We all have great expectations for the products and services we can create by working together.”

Business Segment Results

Regional Airline
•This segment provides scheduled regional passenger and cargo airline services in Australia, operating a fleet of aircraft serving regional communities and connecting passengers to major metropolitan centers.
•Revenues for this segment were $55.9 million for the quarter ended June 30, 2026, representing a full quarter of Rex operations. There is no prior-year comparable quarter. Revenue consisted of passenger revenue, ancillary fees, freight and charter, and government subsidy income.

•Adjusted EBITDA* for this segment was $1.9 million for the quarter ended June 30, 2026. The significant add-backs to this segment’s operating loss of $7.7 million include $8.8 million of depreciation and amortization. Fuel expense of $11.8 million was the primary driver of the operating loss, with the increase driven principally by higher per-liter fuel prices rather than increased consumption. Rex does not hedge its fuel price or related Australian dollar/U.S. dollar exposure and purchases fuel at prevailing market prices, mitigating higher costs through fare adjustments, capacity management, and fuel levy arrangements with certain state governments. Higher unscheduled engine removals, together with lower engine throughput from third-party maintenance, repair and overhaul providers, also contributed to the loss by reducing the number of aircraft available for service below planned levels.

Overnight Air Cargo
•This segment provides air express delivery services, primarily for FedEx Corporation, and repair services.
•Revenues for this segment remained relatively consistent at $31.2 million for the quarter ended June 30, 2026 compared to the prior year’s comparable quarter.
•Adjusted EBITDA* for this segment was $2.1 million for the quarter ended June 30, 2026, an increase of $0.5 million when compared to the prior year’s comparable quarter. The increase was primarily driven by improved FedEx Maintenance results at Mountain Air Cargo and higher parts/labor revenue at Worldwide Aircraft Services.

Commercial Aircraft, Engines and Parts
•This segment acquires, leases, manages, repairs, disassembles, and sells commercial aircraft, jet engines, and aviation components, and provides related asset management, procurement, overhaul, repair, and logistics services.
•Revenues for this segment totaled $20.8 million for the quarter ended June 30, 2026, a decrease of $1.6 million from the prior year’s comparable quarter. The decrease was driven primarily by a $3.3 million decrease in component sales at Contrail related to a decrease in its leasing revenue. AirCo Companies (“AircCo”) and Worthington Aviation, LLC (“Worthington”) both saw a decrease in revenue, which was partially offset by the increase in revenues for the Jet Yard Companies driven by large service projects and offsite teardown work.
•Adjusted EBITDA* loss for this segment was $0.5 million for the quarter ended June 30, 2026, compared to adjusted EBITDA* of $0.7 million in the prior year’s comparable quarter. The decrease was primarily attributable to lower leasing and component sales revenue at Contrail, and year-to-date softness at AirCo and Worthington, partially offset by improvements at Jet Yard Companies and Landing Gear Support Services.

Ground Support Equipment (“GGS”)
•This segment—which includes some of the world-leading offerings in the category—manufactures, repairs, and maintains mobile deicers and other specialized ground-support equipment. Customers include passenger and cargo airlines, airports, the military, and other industrial customers.
•Revenues for this segment totaled $3.7 million for the quarter ended June 30, 2026, a decrease of $11.4 million from $15.1 million in the prior year’s comparable quarter. The decrease was primarily due to two factors: (1) the timing of an annual U.S. military order, which occurred in the first quarter of fiscal 2026, and is anticipated in the third quarter of fiscal 2027; and (2) a large one-time deicing truck order in the prior year's comparable quarter that did not recur in the current period.
•Adjusted EBITDA* loss for this segment was $0.2 million in the quarter ended June 30, 2026, compared to adjusted EBITDA* of $1.4 million in the prior year’s comparable quarter. The decrease was primarily due to the decrease in revenue as described above; however, the decline in Adjusted EBITDA was substantially smaller than the decline in revenue because gross margin improved year-over-year, aided by favorable freight costs and manufacturing absorption.
•At June 30, 2026, this segment’s order backlog was $9.0 million compared to $7.2 million at June 30, 2025.

Digital Solutions
•This segment develops and provides digital aviation and other business services to customers within the aviation industry to generate recurring subscription revenues.
•The digital solutions segment contributed $2.6 million of revenues for the quarter ended June 30, 2026, compared to $2.1 million in the prior year’s comparable quarter. The increase of $0.5 million was primarily due to continued growth in data analytics and airspace management engagements in this segment.
•Adjusted EBITDA* for this segment was $0.4 million for the quarter ended June 30, 2026, an increase of $0.5 million from the prior year’s comparable quarter. The improvement was primarily driven by two factors: revenue growth at high incremental margins and lower labor costs as AI-driven tools improved efficiency.

Aviation Leasing and Asset Management
•This segment originates and structures asset acquisitions and related financings and provides lease administration, technical and risk management, and remarketing services for aircraft and engines on lease to airline customers globally.
•The aviation leasing and asset management segment revenues totaled $1.4 million for the quarter ended June 30, 2026. There is no prior year comparable quarter. Revenue consisted of origination, due diligence, and asset management fees.
•Adjusted EBITDA* loss for this segment was $0.3 million for the quarter ended June 30, 2026. The significant add-backs to this segment’s operating loss of $3.5 million include $3.0 million of deal sourcing expenses related to the acquisition of Arena and $0.3 million of depreciation and amortization.

*Adjusted EBITDA is a non-GAAP financial measure; see below for further explanation and reconciliation to GAAP measures.

Non-GAAP Financial Measures

The Company uses Adjusted EBITDA, a non-GAAP financial measure, to evaluate the Company’s financial performance. The Company defines Adjusted EBITDA as operating income (loss), adjusted for the items shown in the reconciliation below.

Management believes that Adjusted EBITDA is a useful measure of the Company's performance because it provides investors additional information about the Company's operations allowing better evaluation of underlying business performance and better period-to-period comparability. We may periodically review and update our non-GAAP financial measures based on our determination of their relevance to our business which could result in the addition or elimination of select non-GAAP financial measures in the future. Adjusted EBITDA is not intended to replace or be an alternative to operating (loss) income, the most directly comparable GAAP measure.

The following table provides a reconciliation of operating (loss) income to Adjusted EBITDA (in thousands):

	Three months ended
	6/30/2026	6/30/2025
Operating (loss) income	$(12,825)	$848
Depreciation and amortization (excluding certain leased assets depreciation)[1]	9,885	702
Asset impairment, restructuring or impairment charges	30	40
Gain on sale of property and equipment	—	(1)
Securities issuance expenses	11	30
Share-based compensation	47	39
Earnout remeasurement	—	(402)
Acquisition and deal-sourcing expenses	2,954	210
Post-acquisition integration costs	702	—
Adjusted EBITDA	$804	$1,466
(1) Leased assets depreciation expense excluded was $0 and $0.6 million during the quarters ended June 30, 2026, and June 30, 2025, respectively.

The following table provides the Company’s Adjusted EBITDA (in thousands):

	Three months ended		Change
	6/30/2026	6/30/2025
Regional Airline	$1,922	$—	Acquired December 18, 2025
Mountain Air Cargo, Inc. ("MAC")	1,166	1,130	36
C.S.A Air, Inc. ("CSA")	206	189	17
Worldwide Aircraft Services, Inc. ("WASI")	708	373	335
Royal Aircraft Services, LLC ("Royal")	16	(78)	94
Overnight Air Cargo	2,096	1,614	482
Contrail Aviation Support, LLC ("Contrail")	61	1,383	(1,322)
AirCo Companies ("AirCo")	(524)	(566)	42
Worthington Aviation, LLC ("Worthington")	(778)	(71)	(707)
Jet Yard Companies ("Jet Yard")	495	(53)	548
Air'Zona Aircraft Services, Inc. ("Air'Zona")	31	79	(48)
Landing Gear Support Services, Inc. ("LGSS")	171	(112)	283
Commercial Aircraft, Engines and Parts	(544)	660	(1,204)
Ground Support Equipment	(210)	1,374	(1,584)
Digital Solutions	419	(43)	462
Aviation Leasing and Asset Management	(311)	—	New June 10, 2026
Reportable segments total	3,372	3,605	(233)
Corporate and Other	(2,679)	(2,284)	(395)
Intersegment eliminations	111	145	(34)
Consolidated Air T, Inc.	$804	$1,466	$(662)

NOTE REGARDING STAKEHOLDER QUESTIONS
If you have questions related to this release or other Air T matters, please use our interactive Q&A capability, through Slido.com, accessible from our website, to submit your questions. We intend to keep that link open and available for shareholder questions. Questions submitted through Slido will be answered “live” and in writing at our Annual Meeting, and via a written response on a quarterly basis. Note that legal and pragmatic requirements restrict us from answering every question posted, yet we intend to address all reasonable and relevant questions with a written answer.

ABOUT AIR T, INC.
Established in 1980, Air T, Inc. is a portfolio of powerful businesses and financial assets, each of which is independent yet interrelated. Its core segments are overnight air cargo, ground support equipment, commercial aircraft, engines and parts, regional airline, digital solutions, and aviation leasing and asset management. We seek to expand, strengthen and diversify Air T’s after-tax cash flow per share. Our goal is to build Air T’s core businesses, and when appropriate, to expand into adjacent and other industries. We seek to activate growth and overcome challenges while delivering meaningful value for all stakeholders. For more information, visit www.airt.com. The information on our website is available for information purposes only and is not incorporated by reference into this press release.

FORWARD-LOOKING STATEMENTS
Certain statements in this press release are “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to the Company’s financial condition, results of operations, plans, objectives, future performance and business. Forward-looking statements include those preceded by, followed by or that include the words “believes”, “pending”, “future”, “expects,” “anticipates,” “estimates,” “depends” or similar expressions. These forward-looking statements involve risks and uncertainties. Actual results may differ materially from those contemplated by such forward-looking statements, because of, among other things, potential risks and uncertainties, such as:

•An inability to finance our operations through bank or other financing or through the sale or issuance of debt or equity securities;
•Economic and industry conditions in the Company’s markets;
•The risk that contracts with FedEx Corporation (“FedEx”) could be terminated or adversely modified;
•The risk that the number of aircraft operated for FedEx will be reduced;
•The risk that GGS customers will defer or reduce significant orders for deicing equipment;
•The impact of any terrorist activities or armed conflict on United States soil or abroad;
•Changes in U.S. and foreign trade regulations and tariffs;
•The Company’s ability to manage its cost structure for operating expenses, or unanticipated capital requirements, and match them to shifting customer service requirements and production volume levels;
•The Company's ability to meet debt service covenants and to refinance existing debt obligations;
•The risk of injury or other damage arising from accidents involving the Company’s overnight air cargo operations, equipment or parts sold and/or services provided;
•Market acceptance of the Company’s commercial and military equipment and services;
•Competition from other providers of similar equipment and services;
•Changes in government regulation and technology;
•The risk that we may not successfully integrate Rex (including financial reporting, systems, and personnel), which could adversely affect our results and reporting;
•The risk that Rex’s revenues and operating costs may be volatile or unpredictable and that we may be unable to offset cost increases or revenue decreases through pricing, surcharges, cost reductions, or other measures, which could adversely affect our results;
•The risk that Rex may be unable to return aircraft to service on anticipated timelines, to retain regulated route contracts and protected airport slots, or to maintain compliance with the Rex Regional Commitments under the Commonwealth Facilities;
•The risk that the bargain purchase gain recognized in connection with the Rex acquisition may increase scrutiny by investors, regulators, creditors, or other parties regarding the valuation assumptions and accounting judgments used in determining the purchase price allocation and bargain purchase gain;
•The risk that Rex’s operations are subject to extensive regulation and oversight and that compliance failures or adverse regulatory actions could materially harm our business and results;
•The risk that the Rex transaction structure, including the Australian DOCA/administration process, could result in unexpected liabilities, claims, or delays that could materially harm our results and liquidity;
•Changes in the value of marketable securities held as investments;
•Mild winter weather conditions reducing the demand for deicing equipment;
•Market acceptance and operational success of the Company’s aircraft asset management business and related aircraft capital joint venture; and
•Despite our current indebtedness levels, we and our subsidiaries may still be able to incur substantially more debt, which could further exacerbate the risks associated with our substantial leverage.

We also wish to caution investors that other factors might in the future prove to be important in affecting our results of operations. New factors emerge from time to time. It is not possible for management to predict all of such factors, nor can it assess the impact of each such factor on the business or the extent to which any factor, or a combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

We undertake no obligation to update publicly or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

CONTACT
Tracy Kennedy
Chief Financial Officer
tkennedy@airt.com